EXHIBIT 99.1

Eagle Bancorp, Inc. Announces Strategic Changes to Board Structure

BETHESDA, Md., July 01, 2019 (GLOBE NEWSWIRE) -- Eagle Bancorp, Inc. (the “Company”) (NASDAQ: EGBN), today announced that it had effected the strategic re-organization of its Board of Directors, as well as the Board of Directors of EagleBank, its primary subsidiary. As a result of the reorganization, both the holding company and bank boards will have the same composition and membership. A key feature of the reorganization is the election of four new Directors to the Board of the Bancorp. Three of the new Directors, Lynn Hackney, Leslie Ludwig and Benjamin M. Soto, have previously served on the Board of EagleBank. The fourth new Director, Theresa G. LaPlaca, has over 18 years of experience in the banking industry and an extensive background in risk management. Prior to her retirement from Wells Fargo, Ms. LaPlaca was Head of the Conduct Management office, which was created to resolve issues identified in that company’s sales and reporting practices.

“We are pleased to enhance the strength of our Board by the addition of these four new Directors. Their participation under our new Board structure improves our ability to benefit from their particular expertise and skills at a higher level,” noted Norman R. Pozez, Chairman of the Board of Eagle Bancorp, Inc. Mr. Pozez continued, “The alignment of the composition and structure of both the Bancorp and Bank Boards is in accord with the Company’s commitment to meeting the highest standards of governance practices. It will allow us to streamline our Board and Board Committee oversight functions, and improve interaction with management to foster the continued soundness and success of the Bank. We are also pleased to note that the new structure has improved the diversity of our Board composition, which has been a goal for some time.”

The experience and qualifications of each of the new Bancorp directors are:

Lynn Hackney

Ms. Hackney, 53, founded Allyson Capital in 2008, a development and investment firm specializing in urban residential - condominium, multifamily, mixed-use and townhomes - primarily concentrated in Washington, DC, New York, and Miami. As the founder of Urban Pace, a development services advisory firm, Ms. Hackney was the only woman in the Washington area to have had sole ownership of a major real estate corporation, residential or commercial, until she sold her firm to a multibillion-dollar company in 2016. Urban Pace is now owned by Berkshire Hathaway. Ms. Hackney’s accomplishments in the real estate industry resulted in her election in 2015 to a two-year term as President of the DC Building Industry Association, the first woman ever to hold that post. She holds Board seats with Johns Hopkins University and University of Miami. Ms. Hackney has been a Director of EagleBank since 2016. She has a post graduate certificate from the Harvard Business School, an MBA from Johns Hopkins University and a B.S. from Virginia Commonwealth University.

Theresa G. LaPlaca

Ms. LaPlaca, 59, is the former Executive Vice President and Head of the Conduct Risk Management Office at Wells Fargo and Company. She has spent over 29 years in the banking and financial services industry and her experience ranges from accounting, financial management and strategic planning to mergers and acquisitions, corporate governance and risk management. Ms. LaPlaca is a nationally recognized speaker on the topics of conduct and culture. Previously she held the position of Chief Financial Officer for the Wealth and Investment Management Division of Wells Fargo and as a  Division Chief Financial Officer for CitiStreet, a major provider of 401K administration services. She is a member of the Queens University Arts Advisory Board and previously served as a Board Director and Treasurer of the Nevins Foundation and the St. Anthony Foundation. Ms. LaPlaca earned her bachelor’s degree from Shenandoah University.

Leslie Ludwig

Ms. Ludwig, 57, is the co-founder of L&L Advisors, a commercial real estate consulting firm. She is a retired Partner at JBG Smith (formerly The JBG Companies) where she was Chairperson of the Management Committee and oversaw the Finance, Accounting, Human Resources, Investor Reporting, Insurance and Marketing functions, as well as provided leadership to the company’s diversity initiatives. Ms. Ludwig has over 35 years of experience in finance and capital markets. Prior to joining The JBG Companies in 2002, she was Senior Vice President at Wachovia Bank, serving as a Commercial Real Estate Relationship Manager. Ms. Ludwig is a member of CREW (Commercial Real Estate Women), and was formerly on the Investment Advisory Committee for the National Multifamily Housing Corporation, the Virginia Tech Real Estate Industry Advisory Board and the Advisory Board of CREW. Ms. Ludwig has a B.A. from Frostburg State University. She has served as a director of the Bank since 2017.

Benjamin M. Soto

Mr. Soto, 50, is an attorney practicing in the areas of real estate transactions and bankruptcy. He is the principal of Premium Title and Escrow, LLC, a Washington, DC-based full service title company. In addition, he is the owner of Paramount Development, LLC, which is focused on the acquisition and ground up development of commercial buildings and hotels in Washington, DC. He is a former Board Director of the National Bar Association, and of the DC Sports and Entertainment Commission, and a former Vice-Chair of the DC Board of Real Property Assessment and Appeals. Mr. Soto is a Board Director of the DC Chamber of Commerce, the DC Land Title Association, the DC Public Education Fund, and National Foundation for Affordable Housing Solutions, Inc. and the Georgetown Day School. Mr. Soto has served as a Director of the Bank since 2006.

Within the new Board structure at the Bancorp level, Mr. Pozez will continue to serve as the Chair of the Governance and Nominating Committee and Ms. Kathy A. Raffa will continue as Chair of the Audit Committee. Ms. Ludwig has become the Chair of the Compensation Committee. Ms. LaPlaca will become the Chair of the Risk Committee to be formed in the near future. This Committee will address the continued development of risk management and infrastructure resources as we grow and approach the $10 billion regulatory threshold.

Coincident with the Board reorganizations, Dudley Dworken and Donald Rogers resigned from the Bancorp Board. Mr. Rogers will continue to serve as the Chair of the EagleBank Foundation. Mr. Pozez stated that “We would like to express our gratitude to Don and Dudley, who have contributed so much to the Company and EagleBank.”

About Eagle Bancorp: The Company is the holding company for EagleBank, which commenced operations in 1998. The Bank is headquartered in Bethesda, Maryland, and operates through twenty branch offices, located in Suburban Maryland, Washington, D.C. and Northern Virginia. The Company focuses on building relationships with businesses, professionals and individuals in its marketplace.

Forward-looking Statements: This press release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended, including statements of goals, intentions, and expectations as to future trends, plans, events or results of Company operations and policies and regarding general economic conditions. In some cases, forward-looking statements can be identified by use of words such as “may,” “will,” “anticipates,” “believes,” “expects,” “plans,” “estimates,” “potential,” “continue,” “should,” and similar words or phrases. These statements are based upon current and anticipated economic conditions, nationally and in the Company’s market, interest rates and interest rate policy, competitive factors, and other conditions which by their nature, are not susceptible to accurate forecast and are subject to significant uncertainty. Because of these uncertainties and the assumptions on which this discussion and the forward-looking statements are based, actual future operations and results in the future may differ materially from those indicated herein. For details on factors that could affect these expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and in other periodic and current reports filed with the SEC. Readers are cautioned against placing undue reliance on any such forward-looking statements. The Company’s past results are not necessarily indicative of future performance.

EAGLE BANCORP, INC.
CONTACT:
Michael T. Flynn
301.986.1800